102 South Main Street

Greenville, SC 29601

864.421.1068

The South Financial Group Announces Successful Completion of Exchange Offer for Series 2008 Preferred Stock; Approximately 95% of Preferred Shares Outstanding to be Exchanged for Common Stock

GREENVILLE, SC – September 21, 2009 – The South Financial Group, Inc. (NASDAQ: TSFG), or TSFG, today announced the final results of its previously announced offer to exchange shares of its common stock, par value $1.00 per share (the “Common Shares”), for any and all outstanding shares of TSFG’s 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-V, 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-NV, 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-V and 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-NV, each with no par value per share and a liquidation preference of $1,000 per share (the “Preferred Stock”) (the “Exchange Offer”).

The Exchange Offer expired at 5:00 p.m., New York City time, on Friday, September 18, 2009. There were 90,876 shares of Preferred Stock, or approximately 95% of the 95,526 shares outstanding, validly tendered and not withdrawn in the Exchange Offer. The aggregate liquidation preference of the shares of Preferred Stock validly tendered and accepted for exchange totaled $90,876,000, leaving $4,650,000 of aggregate liquidation preference of shares of Preferred Stock outstanding. TSFG will issue approximately 20.9 million Common Shares as a result of the Exchange Offer, which will generate, net of costs, approximately $90 million in Tier 1 common capital. The expiration of the Exchange Offer marks the successful completion of another component of TSFG’s capital plan, announced in June 2009.

This press release is neither an offer to exchange nor a solicitation of an offer to exchange any shares of the Preferred Stock. TSFG made the Exchange Offer only by, and pursuant to the terms of, a Schedule TO, which included an Offer to Exchange and the related Letter of Transmittal. Copies of the Offer to Exchange and Letter of Transmittal may be obtained from The Altman Group, the information agent, at (800) 254-9280. The exchange agent for the Exchange Offer is Registrar & Transfer Company, available at (800) 368-5948. The Schedule TO, Offer to Exchange, Letter of Transmittal and certain other documents related to the Exchange Offer are filed with the SEC and may be obtained for free at the SEC’s website, www.sec.gov.

The Offer to Exchange was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act.

General Information

The South Financial Group is a bank holding company focused on serving small businesses, middle market companies, and retail customers in the Carolinas and Florida. At June 30, 2009, it had approximately $12.6 billion in total assets and 177 branch offices. TSFG operates Carolina First Bank, which conducts banking operations in North Carolina and South Carolina

(as Carolina First Bank), in Florida (as Mercantile Bank), and on the Internet (as Bank CaroLine). At June 30, 2009, approximately 46% of TSFG’s total customer deposits were in South Carolina, 42% were in Florida, and 12% were in North Carolina. Investor information is available at www.thesouthgroup.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors, many of which are beyond TSFG’s control, including: (1) deterioration in the loan portfolio could be worse than expected due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) the nature, extent, and timing of governmental actions and reforms, including existing and potential future restrictions and limitations imposed in connection with the Troubled Asset Relief Program’s voluntary Capital Purchase Plan or otherwise under the Emergency Economic Stabilization Act of 2008; (7) extended disruption of vital infrastructure; and (8) the relative success of the Exchange Offer or other components of the Company’s capital plan. Additional factors that could cause results to differ materially from those described above can be found in The South Financial Group’s Annual Report on Form 10-K for the year ended December 31, 2008, and documents subsequently filed by TSFG with the Securities and Exchange Commission, including the Offer to Exchange. All forward-looking statements included in this release are based on information available at the time of the release. TSFG assumes no obligation to update any forward-looking statement.

CONTACT:

James R. Gordon, Senior EVP & Chief Financial Officer (864) 552-9050

Mary M. Gentry, EVP – Investor Relations (864) 421-1068